Exhibit 99.2

LIVEXLIVE MEDIA ANNOUNCES RESULTS FOR THIRD QUARTER FISCAL 2020

●	Record revenue of $9.7 million for Q3 2020, up 8% year over year from $9.0 million in Q3 2019

●	Contribution Margin* of $2.1 million in Q3 2020, up 50% versus Contribution Margin* of $1.4 million in Q3 2019

●	Reached 820,000 paid subscribers at the end of Q3 2020, representing over 28% growth year over year

●	Livestreamed 9 events in Q3 2020 versus 6 in Q3 2019; 36 music events livestreamed and over 67 million views year-to-date fiscal 2020, as compared to 24 music events livestreamed and 51 million views for the entire fiscal 2019

●	Acquired React Presents, LLC for $2.0 million in two-year, 8% convertible debt at $4.50 per share; going direct into the live music event market and adding significant revenues source, synergies and new and near-term revenue opportunities

WEST HOLLYWOOD, California, February 7, 2020 – LiveXLive Media, Inc. (Nasdaq: LIVX) (“LiveXLive” or the “Company”), a global digital media company focused on live entertainment, today announced financial results for its third fiscal quarter ended December 31, 2019. LiveXLive posted record revenue of $9.7 million and a contribution margin* of $2.1 million in Q3 2020, respectively, as compared to revenue of $9.0 million and a contribution margin* of $1.4 million in Q3 2019, respectively, driven by strong subscriber growth. The Company recorded a loss from operations of $7.9 million and net loss of $8.8 million in Q3 2020, driven by positive $2.1 million in contribution margin* in Q3 2020 as a result of continued subscriber growth in the period, offset by 9 events livestreamed in the quarter, coupled with ongoing operating investments made in Q3 2020 to grow the Company and $5.8 million of non-cash depreciation, amortization and stock compensation and non-recurring expenses in the period. Excluding these non-cash and non-recurring expenses, Q3 2020 Adjusted Operating Loss (“AOL”)* was $2.1 million, an improvement when compared to Q3 2019 AOL of $2.6 million.

“Our quarterly results were on target, highlighted by strong subscriber growth,” said Michael Zemetra, CFO of LiveXLive. “Today’s acquisition announcement is important in LiveXLive’s evolution, opening up significant monetization opportunities, future revenue and cost synergies and providing a springboard to accelerate our business beyond fiscal 2020,” concluded Zemetra.

In the third quarter of 2020, LiveXLive livestreamed 9 major festivals and events. Third quarter 2020 festival and event livestreams included iHeartRadio Fiesta Latina (Miami, Florida) and iHeartCountry Veteran’s Day (Nashville, Tennessee) and featured leading artists including Brantley Gilbert, Judah and the Lion, Lady Antebellum, Jason Aldean, Luke Combs, Holiday Showcase and SAINt JHN. In addition, LiveXLive livestreamed the second weekend of Rock in Rio (Rio de Janeiro, Brazil).

Recent and Q3 2020 Highlights

●	Acquired React Presents, LLC (“RP”) from LifeStyle, Inc. in exchange for $2.0 million in two-year, 8% convertible debt at $4.50 per share. RP is a full-service, club, concert and festival promotion company, promoting over 250 live events per year including the Spring Awakening music festival in Chicago, Illinois.

●	Q3 fiscal 2020 achieved over 63 million livestreams, 230 artist streams on the Company’s platform, and over 275 hours of live music content streamed.

●	Ended Q3 fiscal 2020 with paid subscribers of 820,000, growth over 28% year-over-year.

●	Partnered with Samsung to produce and distribute up to ten live music events via Samsung’s XR platform, including AR mobile, VR 360, volumetric video and holograms that will connect fans to their favorite artists and music festivals.

●	Partnered with ReachTV to showcase LiveXLive’s original content and events across ReachTV’s global entertainment platform, reaching over 100 million monthly travelers in over 750 airport venue and terminal locations across 90 airports in the U.S. and Canada.

●	Delivered over 1 million livestreams in one night during Selena Gomez’s album release party.

●	Entered into an amendment agreement with the Company’s senior secured debentures holders pursuant to which the Company updated certain financial covenants for the December 31, 2019 through June 30, 2021 fiscal quarters. As a result of the amendment, as of December 31, 2019, LiveXLive was in compliance with its financial covenants, and a significant portion of the debentures will be classified as long-term liabilities in accordance with ASC 470-10, Debt.

●	Named Garrett English as Chief Creative Officer to develop and oversee all content creation, including the launch of LiveZone Weekly, a weekly news program focusing on lifestyle and music and the Live Music Awards. Mr. English most recently served as Executive Vice President of Live Event Programming, Specials & News at MTV, VH1, MTV2 & LOGO, and was executive producer of the MTV Video Music Awards and MTV Movie & TV Awards.

●	Named Jackie Stone Chief Marketing Officer to oversee all marketing efforts across the Company’s music platform. Ms. Stone was recently the CMO of MiMedia, one of the fastest growing consumer cloud platforms, and held past executive level marketing positions with the Spanfeller Media Group, WebMD, Digitas and AOL.

Third Quarter 2020 and 2019 Results Summary (in $000’s, except per share; unaudited)

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018
Revenue	$9,699	$8,964
Operating loss	$(7,912)	$(5,748)
Adjusted Operating Loss *	$(2,132)	$(2,588)
Net Loss	$(8,808)	$(6,563)
Loss per share - basic and diluted	$(0.15)	$(0.13)

Third Quarter 2020 Results Summary Discussion

During Q3 2020, the Company posted revenue of $9.7 million versus $9.0 million in Q3 2019. The increase was due to the growth in subscription revenue. Q3 2020 paid subscribers increased over 28%, or by a net 177,000 subscribers year-over-year from Q3 2019, ending Q3 2020 with 820,000 paid subscribers as compared to 643,000 subscribers at December 31, 2018.

LiveXLive streamed 9 live events during its third fiscal quarter 2020 and made incremental investments to drive long-term growth. These growth activities drove a net loss of $8.8 million, loss from operations of $7.9 million and Adjusted Operating Loss*of $2.1 million.

Q3 2020 Operating Loss of $7.9 million was higher compared to a $5.7 million Operating Loss in Q3 2019. The $2.2 million increase was driven in part by higher operating expenses of $2.9 million and non-recurring and non-cash costs of $0.5 million, offset by a $0.7 million in improved Contribution Margin*. The $0.7 million improvement in Contribution Margin* was largely driven by the improvement in live production costs, which decreased $0.5 million or 27% year over year, coupled with the growth in LiveXLive’s subscription revenue and corresponding improvement in subscription contribution margin year over year.

Q3 2020 AOL* of $2.1 million improved when compared to Q3 2019 AOL* of $2.6 million largely due to the improvement in Contribution Margin* over the same period. Q3 2020 AOL* was driven by Music Operations loss of $(1.2) million and Corporate loss of $(0.9) million.

Capital expenditures for Q3 2020 totaled approximately $0.8 million, which were largely driven by capitalized software costs associated with development of our integrated music player and services in Q3 2020.

*	Refer to “About Non-GAAP Financial Measures” within this release for definitions of Adjusted Operating Loss and Contribution Margin (Loss).

The Company finished Q3 2020 with approximately $14.0 million in cash and cash equivalents and $15.8 million in debt (inclusive of net $1.1 million of deferred debt issuance costs and $0.4 million in fair value embedded derivatives).

Business Outlook

The Company is reiterating its full-year fiscal 2020 guidance as follows (which does not include any contribution from the announced acquisition):

●	Revenue of $38-40 million

●	Adjusted Operating Loss** of $12-14 million

●	Capital expenditures in the range of $2-3 million

●	Expectation to livestream up to 40 music festivals and events

**	With respect to projected full year 2020 Adjusted Operating Loss, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted Operating Loss*. We expect that the variability of these items could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Conference call and Webcast

LiveXLive will host a webcast to provide a business update and discuss its third quarter 2020 fiscal year results on Friday, February 7, 2020 at 8:30 a.m. EST (5:30 a.m. PST) DOMESTIC DIAL-IN: 844-746-0736 and INTERNATIONAL DIAL-IN: 412-317-0796. For those unable to participate in the live conference call or webcast, a replay will be available until February 14, 2020. To access the replay, dial 877-344-7529 or 412-317-0088. The replay passcode is: 10138521. An archived webcast of the conference call can be accessed on the Investor Relations section of LiveXLive’s website at http://ir.livexlive.com/upcoming-events.

About LiveXLive Media, Inc.

Headquartered in Los Angeles, California, LiveXLive Media, Inc. (NASDAQ: LIVX) (the “Company”) is a global digital media company focused on live entertainment. The Company operates LiveXLive, the first ‘live social music network’, delivering premium livestreams, digital audio and on-demand music experiences from the world’s top music festivals and concerts, including Rock in Rio, EDC Las Vegas, the Montreux Jazz Festival, and many others. LiveXLive also gives audiences access to premium original content, artist exclusives and industry interviews. For more information, visit www.livexlive.com and follow us on Facebook, Instagram and Twitter at @livexlive.

*	About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), we present Contribution Margin (Loss) and Adjusted Operating Loss (“AOL”), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and AOL to evaluate the performance of our operating segment. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOL is not calculated or presented in accordance with GAAP. A limitation of the use of AOL as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOL should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOL as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as revenue less Cost of Sales. AOL is defined as operating income (loss) before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date, and (e) depreciation and amortization (including goodwill impairment, if any), and certain stock-based compensation expense.  Management does not consider these costs to be indicative of our core operating results.

With respect to projected full year 2020 AOL, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from AOL. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

For more information on this non-GAAP financial measure, please see the table entitled “Reconciliation of Non-GAAP Measure to GAAP Measure” included at the end of this release.

Forward-Looking Statements

We make forward-looking statements in this release within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Certain statements contained in this earnings release (or otherwise made by us or on our behalf from time to time in other reports, filings with the U.S. Securities and Exchange Commission (the “SEC”), news releases, conferences, internet postings or otherwise) that are not statements of historical fact constitute “forward-looking statements” notwithstanding that such statements are not specifically identified. These forward-looking statements relate to our expectations or forecasts for future events, including without limitation our earnings, revenues, expenses, Adjusted Operating Loss, Contribution Margin (Loss), capital expenditures or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “hope,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are not guarantees of future performance and are based on information available to us as of the date of this release and on our current expectations, forecasts and assumptions, and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, risks and uncertainties, including: the Company’s ability to consummate announced acquisitions; the Company’s reliance on one key customer for a substantial percentage of its revenue, the Company’s ability to attract, maintain and increase the number of its users and paid subscribers; the Company identifying, acquiring, securing and developing content; successfully implementing the Company’s growth strategy, ability to integrate the Company’s acquired businesses, the ability of the combined businesses to grow, including through acquisitions which we are able to successfully integrate, and the ability of the Company’s executive officers to manage growth profitably; the outcome(s) of any legal proceedings pending or that may be instituted against the Company, its subsidiaries or third parties to whom the Company may owe indemnification obligations; changes in laws or regulations that apply to the Company or its industry; the Company’s ability to recognize and timely implement future technologies in the music and live streaming space; the Company’s ability to capitalize on investments in developing our service offerings, including LiveXLive app to deliver and develop upon current and future technologies; significant product development expenses associated with the Company’s technology initiatives; the Company’s ability to deliver end-to-end network performance sufficient to meet increasing customer demands; the Company’s ability to timely and economically obtain necessary approval(s), releases and or licenses on a timely basis for the use of its music content on its service platform; the Company’s ability to obtain and maintain international authorizations to operate its service over the proper foreign jurisdictions its customers utilize; the Company’s ability to expand its service offerings and deliver on its service roadmap; the Company’s ability to timely and cost-effectively produce, identify and or deliver compelling content that brands will advertise on and or customers will purchase and or subscribe to across the Company’s platform; general economic and technological circumstances in the music and live streaming digital markets; the Company’s ability to obtain and maintain licenses for content used on legacy music platforms; the loss of, or failure to realize benefits from, agreements with our music labels, publishers and partners; unfavorable economic conditions in the airline industry and economy as a whole; the Company’s ability to expand its domestic or international operations, including the Company’s ability to grow its business with current and potential future music labels, festivals, publishers, or partners; the effects of service interruptions or delays, technology failures, material defects or errors in our software, damage to the Company’s equipment or geopolitical restrictions; costs associated with defending pending or future intellectual property infringement actions and other litigation or claims; increases in the Company’s projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of the Company’s business plans and technology roadmap or the Company’s plans of expansion in North America and internationally; fluctuation in the Company’s operating results; the demand for live and music streaming services and market acceptance for our products and services; the Company’s ability to generate sufficient cash flow to make payments on its indebtedness; the Company’s incurrence of additional indebtedness in the future; the Company’s ability to repay the convertible notes at maturing or to repurchase the convertible nets upon a fundamental change or at specific repurchase dates; the effect of the conditional conversion feature of the convertible notes; the Company’s compliance with the covenants in our debentures; and other risks and uncertainties set forth herein, including those factors described in the Company’s 2019 Annual Report on Form 10-K for the fiscal year ended March 31, 2019, filed with the SEC on June 24, 2019, Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 8, 2019, and the Company’s other filings with the SEC. The forward-looking statements contained in this press release speak only as of the date the statements were made. The Company does not undertake any obligation to update these forward-looking statements, unless required by law. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Investor Contact:

Emily Greenstein

The Blueshirt Group

emily@blueshirtgroup.com

Media Contact:

Julie Farman

LiveXLive Media, Inc.

jfarman@livexlive.com

Financial Information

The tables below present unaudited financial results for the three and nine months ended December 31, 2019 and 2018.

LiveXLive Media, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2019	2018	2019	2018
Revenue:	$9,699	$8,964	$28,780	$24,522

Operating expenses:
Cost of sales	7,638	7,571	25,104	24,142
Sales and marketing	1,391	963	5,202	3,183
Product development	2,754	1,825	7,682	5,636
General and administrative	4,473	4,470	14,401	12,212
Amortization of intangible assets	1,355	(117)	4,497	4,716
Total operating expenses	17,611	14,712	56,886	49,889
Loss from operations	(7,912)	(5,748)	(28,106)	(25,367)

Other income (expense):
Interest expense, net	(890)	(839)	(2,700)	(2,236)
Other income (expense)	(6)	24	413	(53)
Total other income (expense), net	(896)	(815)	(2,287)	(2,289)

Loss before provision for income taxes	(8,808)	(6,563)	(30,393)	(27,656)

Provision for income taxes	-	-	-	-
Net loss	$(8,808)	$(6,563)	$(30,393)	$(27,656)

Net loss per share – basic and diluted	$(0.15)	$(0.13)	$(0.55)	$(0.53)
Weighted average common shares – basic and diluted	57,927,217	51,984,790	55,390,589	51,821,782

LiveXLive Media, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,	March 31,
	2019	2019
Assets
Current Assets
Cash and cash equivalents	$13,965	$13,704
Restricted cash	235	235
Accounts receivable, net	3,677	4,314
Prepaid expense and other assets	1,574	1,311
Total Current Assets	19,451	19,564
Property and equipment, net	3,282	2,720
Goodwill	9,672	9,672
Intangible assets, net	22,447	26,943
Other assets	146	-
Total Assets	$54,998	$58,899

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$24,608	$20,906
Accrued royalties	12,411	9,921
Note payable	327	312
Deferred revenue	919	950
Senior secured convertible debentures, net	3,047	2,111
Total Current Liabilities	41,312	34,200
Other long-term liabilities	2,901	-
Lease liabilities, noncurrent	67	-
Senior secured convertible debentures, net	7,375	10,284
Unsecured convertible notes, net of discount and current maturities	5,021	4,741
Deferred income taxes	211	211
Total Liabilities	56,887	49,436

Commitments and Contingencies

Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 500,000,000 shares authorized; 58,231,811 and 52,275,236 shares issued and outstanding, respectively	58	52
Additional paid in capital	117,640	98,605
Accumulated deficit	(119,587)	(89,194)
Total stockholders’ equity (deficit)	(1,889)	9,463
Total Liabilities and Stockholders’ Equity	$54,998	$58,899

Reconciliation of Non-GAAP Measure to GAAP Measure

(In thousands)

(Unaudited)

LiveXLive Media, Inc.

Adjusted Operating Loss* Reconciliation

	Contribution Margin	Operating Income (Loss) from Operations	Depreciation and Amortization	Stock-Based Compensation	Non- Recurring Acquisition and Realignment Costs	Other Non- Operating Costs (1)	Adjusted Operating Loss*
Three Months Ended December 31, 2019
Music Operations	$2,061	$(4,668)	$1,941	$1,329	$-	$201	$(1,197)
Corporate	-	(3,244)	1	1,606	-	702	(935)
Total	$2,061	$(7,912)	$1,942	$2,935	$-	$903	$(2,132)

Three Months Ended December 31, 2018
Music Operations	$1,393	$(2,424)	$149	$950	$-	$54	$(1,271)
Corporate	-	(3,324)	2	1,700	-	305	(1,317)
Total	$1,393	$(5,748)	$151	$2,650	$-	$359	$(2,588)

	Contribution Margin	Operating Income (Loss) from Operations	Depreciation and Amortization	Stock-Based Compensation	Non- Recurring Acquisition and Realignment Costs	Other Non- Recurring Costs (1)	Adjusted Operating Loss*
Nine months Ended December 31, 2019
Music Operations	$3,676	$(17,753)	$6,154	$4,470	$-	$246	$(6,883)
Corporate	-	(10,353)	3	4,342	-	2,469	(3,539)
Total	$3,676	$(28,106)	$6,157	$8,812	$-	$2,715	$(10,422)

Nine months Ended December 31, 2018
Music Operations	$380	$(15,300)	$5,291	$3,275	$-	$171	$(6,563)
Corporate	-	(10,067)	4	5,437	-	485	(4,141)
Total	$380	$(25,367)	$5,295	$8,712	$-	$656	$(10,704)

(1)	Other Non-Recurring Costs principally include certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at certain acquired companies prior to their purchase date and non-recurring employee severance payments.

*	See the definition of Adjusted Operating Loss under “About Non-GAAP Financial Measures” within this release.

Reconciliation of Non-GAAP Measure to GAAP Measure

(In thousands)

(Unaudited)

LiveXLive Media, Inc.

Contribution Margin* Reconciliation

	Three Months Ended December 31,		Nine Months Ended December 31,
	2019	2018	2019	2018
Revenue:	$9,699	$8,964	$28,780	$24,522

Less Cost of Sales:	(7,638)	(7,571)	(25,104)	(24,142)
Contribution Margin*	$2,061	$1,393	$3,676	$380

*	See the definition of Contribution Margin under “About Non-GAAP Financial Measures” within this release.